UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2016

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4315 South Drive
Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, Glori Energy Inc. (the “Company”) announced that Mr. Stuart Page had voluntarily resigned from his positions as Chief Executive Officer and President of the Company and as a member of the Company’s Board of Directors (the “Board”). Mr. Page’s decision to resign did not result from any disagreement with the Company, the Company’s management, or the Board. The Company and Mr. Page entered into a Separation Agreement dated June 8, 2016 (the “Separation Agreement”), an Advisor Agreement dated June 8, 2016 (the “Advisor Agreement”), and an Amendment to Incentive Stock Option Agreements, dated June 8, 2016 (the “Option Amendment Agreement”), pursuant to which, among other things, (i) Mr. Page will receive the termination obligations and severance pay described in his employment agreement dated April 14, 2014, (ii) Mr. Page will provide advisory services to the Company following his resignation, and (iii) the exercise period for certain of Mr. Page’s stocks options is extended until the earlier of (x) the ten year anniversary of issuance of such options or (y) April 1, 2017. The foregoing description of the terms of the Separation Agreement, the Advisor Agreement, and the Option Amendment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Separation Agreement, the Advisor Agreement, and the Option Amendment Agreement, which are filed herewith as Exhibits 10.1, 10.2, and 10.3 respectively, and are incorporated herein by reference.

Mr. Kevin Guilbeau, the Executive Chairman of the Board, has been appointed to serve as interim Chief Executive Officer and President of the Company effective immediately. Mr. Guilbeau will continue to serve as the Executive Chairman of the Board. Mr. Eric C. Neuman, currently a director of the Company, has been appointed to serve as co-Chairman of the Board.

Mr. Guilbeau, age 58, has served as Chairman of the Board since October 8, 2015. He has over 34 years of oil and gas exploration and production experience. Most recently, he was President and Chief Executive Officer of Gulf Coast Energy Resources, which he founded in 2010 and led it from a private equity start-up through growth via acquisitions and exploration until it merged with Talos Energy in March 2015. Prior to founding Gulf Coast Energy Resources, Mr. Guilbeau was Executive Vice President and Chief Operating Officer for LLOG Exploration Company from 2006 until 2009, with responsibility for leading offshore E&P operations in the Gulf of Mexico and onshore operations along the Gulf Coast. Earlier in his career, he was Senior Vice President and General Manager of the Gulf of Mexico/Gulf Coast Business Unit for Dominion Exploration and Production, which during his 10-year tenure, he grew into a $4.7 billion business that was sold to ENI in 2007. Mr. Guilbeau began his career as a geologist at Shell Oil Company in 1981, where he held a variety of technical and leadership positions. Mr. Guilbeau holds a B.S. degree in Earth Sciences from the University of New Orleans and an M.S. degree in Geology from the University of New Mexico. Mr. Guilbeau brings extensive knowledge of, and company leadership in, the exploration and production business to Glori’s board of directors.

There are no arrangements or understandings between Mr. Guilbeau and any other person pursuant to which he was selected as interim Chief Executive Officer and President, nor are there any family relationships between Mr. Guilbeau and any of the Company’s directors or executive officers. Mr. Guilbeau is not party to any transactions with the Company required to be disclosed by Item 404(a) of Regulation S-K. No new compensatory arrangements were entered into with Mr. Guilbeau in connection with his appointment as interim Chief Executive Officer and President. Mr. Guilbeau’s current compensation is described in the Company’s Annual Report on Form 10-K..

A press release announcing Mr. Page’s resignation, Mr. Guilbeau’s appointment, and Mr. Neuman’s appointment is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit

10.1	Separation Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
10.2	Advisor Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
10.3	Amendment to Incentive Option Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
99.1	Press release issued by Glori Energy Inc. dated June 8, 2016

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORI ENERGY INC.
(Registrant)

June 8, 2016	/s/ Victor M. Perez
(Date)	Victor M. Perez
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Separation Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
10.2	Advisor Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
10.3	Amendment to Incentive Option Agreement by and between Glori Energy Inc. and Stuart Page dated June 8, 2016
99.1	Press release issued by Glori Energy Inc. dated June 8, 2016